EXECUTION VERSION

TERMINATION OF CERTAIN OBLIGATIONS UNDER SETTLEMENT AGREEMENT REGARDING ADA-ES' INDEMNITY OBLIGATIONS
This Termination of Certain Obligations under Settlement Agreement Regarding ADA-ES' Indemnity Obligations (this “Agreement”) is entered into as of December 29, 2017 (the “Effective Date”), by and among (1) Advanced Emissions Solutions, Inc., a Delaware limited liability company (“AES”), ADA-ES, Inc., a Colorado corporation (“ADA-ES”), and ADA Environmental Solutions, LLC, a Colorado limited liability company (“Environmental Solutions”) (collectively, and including their respective successors and assigns, “ADA”), (2) ADA Carbon Solutions, LLC, a Delaware limited liability company (“ACS”), ADA Carbon Solutions (Red River), LLC, a Delaware limited liability company, Crowfoot Supply Company, LLC, a Delaware limited liability company, and Five Forks Mining, LLC, a Delaware limited liability company (collectively, and including their respective successors and assigns, the “AC Venture Defendants”), and (3) Energy Capital Partners, LLC, a Delaware limited liability company, Energy Capital Partners I, LP, a Delaware limited partnership, Energy Capital Partners I-A, LP, a Delaware limited partnership, Energy Capital Partners I-B IP, LP, a Delaware limited partnership, and Energy Capital Partners I (Crowfoot IP), LP, a Delaware limited partnership (collectively, and including their respective successors and assigns, the “ECP Defendants”). ADA, the AC Venture Defendants and the ECP Defendants may be individually referred to herein as a “Party” and collectively referred to as the “Parties.” Unless otherwise defined in this Settlement Agreement, all capitalized terms shall have the meaning ascribed to them in the Indemnity Settlement Agreement (as defined below).
Recitals
A.ADA-ES, Environmental Solutions, the AC Venture Defendants, Morton Environmental Products, LLC, a Delaware limited liability company (“Morton”), Underwood Environmental Products, LLC, a Delaware limited liability company (“Underwood”), and the ECP Defendants (collectively, the “Original Indemnity Settlement Agreement Parties”) entered into that certain Settlement Agreement Regarding ADA-ES’ Indemnity Obligations, dated as of November 28, 2011 (the “Original Indemnity Settlement Agreement”).
B.AES and the Original Indemnity Settlement Agreement Parties have entered into that certain Undertaking and Assumption Agreement, dated as of July 1, 2013 (the “Undertaking and Assumption Agreement” and, together with the Original Indemnity Settlement Agreement, the “Indemnity Settlement Agreement”), pursuant to which AES agreed, on a joint and several basis with ADA-ES and Environmental Solutions, to assume all of the obligations of ADA-ES and Environmental Solutions under the Original Indemnity Settlement Agreement.
C.Morton and Underwood have been dissolved, and Certificates of Cancellation with respect to each of Morton and Underwood were filed with the Delaware Secretary of State on September 25, 2013.
D.The Indemnity Settlement Agreement, among other things, (1) establishes the ADA Indemnity Obligations relating to the Norit Litigation, and (2) requires ADA to maintain Continually in Place a Security LC and a Periodic LC benefitting the AC Venture Defendants obligated to make Royalty Payments (collectively with all other obligations expressly set forth in the Indemnity Settlement Agreement, the “ADA Obligations”).
E.On December 29, 2017, ADA reached an agreement with Norit International N.V., a Netherlands company (“Norit International”) and Cabot Norit Americas, Inc., f/k/a Norit Americas, Inc, a Georgia corporation (“CNAI” and, together with Norit International, “Norit”) to settle certain outstanding obligations relating to Royalty Payments for a 1-time payment of $3.3 million to be made on or before

December 31, 2017 (the “Final Royalty Settlement Payment”). In exchange for ADA making the Final Royalty Settlement Payment, Norit will provide each Party a full waiver and release from certain obligations relating to the Norit Litigation (the “Releases”).
F.ECP Defendants and AC Venture Defendants desire ADA to make the Final Royalty Settlement Payment, and to obtain the Releases. ADA desires ECP Defendants and AC Venture Defendants to terminate certain provisions of the Indemnity Settlement Agreement and release ADA from certain of the ADA Obligations.
G.The Parties desire to terminate certain provisions of the Indemnity Settlement Agreement on the terms and conditions set forth in this Agreement.
Agreement
In consideration of the mutual promises and covenants contained herein, the Parties, intending to be legally bound, agree as follows:
1.Termination of Certain Provisions. Prior to the execution of this Agreement and on or before the close of business on December 29, 2017, (i) ADA shall make the Final Royalty Settlement Payment to Norit in a form acceptable to Norit, and (ii) each Party shall execute a Release, provided by Norit, in a form acceptable to each Party. Upon payment of the Final Royalty Settlement Payment and the execution of the Releases, the Indemnity Settlement Agreement and all obligations expressly set forth therein shall be terminated, except as provided in Section 2 (collectively, the “Terminated Provisions”).
2.Survival of Certain Provisions. Notwithstanding anything in Section 1 to the contrary, the following provisions of the Indemnity Settlement Agreement and all obligations expressly set forth therein related thereto shall remain in full force and effect in accordance with the terms of the Indemnity Settlement Agreement: (i) preamble and the sections titled “Parties,” (ii) the section titled “Representations and Warranties,” (iii) the section titled “Indemnity Obligations” except with respect to any indemnity obligations arising from Royalty Payments, (iv) the section titled “Payment of Settlement Fee Amount, provided that the parties acknowledge the payments and other actions contemplated thereby have occurred, (v) the section titled “Additional Legal Fees and Expenses,” (vi) the section titled “Release of Certain Known Claims Related to the Existing Actions,” (vii) the section titled “Tolling Arrangements,” (viii) the section titled “Non-Disparagement,” (ix) the section titled “Confidentiality,” and (x) the section titled “Miscellaneous” (such provisions, the “Surviving Provisions”).
3.Release of Letters of Credit. Within three business days of being provided with both (i) written confirmation from Norit that the Releases are effective after receipt by Norit of the payments contemplated thereby and (ii) such documents necessary and required by the Issuing Institution to terminate all letters of credit comprising the Security LC and the Periodic LC (the “LC Release Documents”), the ECP Defendants and the AC Venture Defendants shall execute the LC Release Documents. Upon the execution and delivery of the LC Release Documents by all parties thereto, (a) all funds relating to the Security LC and the Periodic LC (the “LC Funds”) shall be the property of ADA or the Issuing Institution, as applicable and (b) neither the ECP Defendants nor the AC Venture Defendants shall make any claim to the LC Funds.
3.    ECP/ACS Release: In consideration of ADA’s promises in this Agreement, effective immediately upon ADA’s completion of the obligations set forth in Section 1 and the effectiveness of the Releases, the ECP Defendants and the AC Venture Defendants, each on their own behalf and on behalf of their predecessors, successors, assigns, parent entities, Subsidiaries, and Affiliates, and each of its past and present directors, officers, partners, members, employees, servants, agents, trustees, insurers, co-insurers, reinsurers, attorneys, and shareholders (collectively and individually the “ECP/ACS Releasors”) releases, waives, and forever discharges ADA and each of their predecessors, successors, assigns, parent companies, Subsidiaries, and Affiliates, and each of their past and present directors, officers, partners, members, employees, servants, agents, trustees, insurers, co-insurers, reinsurers, attorneys, and shareholders (collectively, the “ADA Releasees”) from and against all actions, causes of action, suits, debts, dues, sums of money, accounts, controversies, agreements, promises, injunctive relief, fees, variances, trespasses, damages, judgments, abstracts of judgments, liens, extents, executions, claims, demands, liabilities, costs, expenses, obligations, contracts, rights to subrogation, rights to contribution, and remedies of any nature whatsoever, in law, admiralty, or equity, in any kind of forum, whether sounding in contract, tort, or otherwise, that are known or reasonably should have been known by them (collectively, “Claims”), which Claims any or all of the ECP/ACS Releasors ever had, now have or reasonably should have known they had (but specifically excluding any Unknown Claims) against any or all of the ADA Releasees, from the beginning of the world until the date of this Agreement, arising from the Terminated Provisions or the ECP/ACS Releasors’ obligations to pay a running royalty on the sales of activated carbon as outlined in the Final Running Royalty Award (as defined in the Releases) (collectively, the “ECP/ACS Released Claims”). Nothing herein shall release or discharge any Claims and any Party may have in the future for failure to comply with this Agreement or the Surviving Provisions.
4.ADA Release: In consideration of the ECP Defendants’ and the AC Venture Defendants’ promises in this Agreement, effective immediately upon ADA’s completion of the obligations set forth in Section 1 and the effectiveness of the Releases, ADA, on its own behalf and on behalf of its predecessors, successors, assigns, parent entities, Subsidiaries, and Affiliates, and each of its past and present directors, officers, partners, members, employees, servants, agents, trustees, insurers, co-insurers, reinsurers, attorneys, and shareholders (collectively and individually the “ADA Releasors”) releases, waives, and forever discharges the ECP Defendants and the AC Venture Defendants and each of their predecessors, successors, assigns, parent companies, Subsidiaries, and Affiliates, and each of their past and present directors, officers, partners, members, employees, servants, agents, trustees, insurers, co-insurers, reinsurers, attorneys, and shareholders (collectively, the “ECP/ACS Releasees”) from and against all Claims, which Claims any or all of the ADA Releasors ever had, now have or reasonably should have known they had (but specifically excluding the Unknown Claims) against any or all of the ECP/ACS Releasees, from the beginning of the world until the date of this Agreement, arising from the Terminated Provisions or the ADA Releasors’ obligations to pay a running royalty on the sales of activated carbon as outlined in the Final Running Royalty Award (as defined in the Releases) (collectively, the “ADA Released Claims”). Nothing herein shall release or discharge any Claims and any Party may have in the future for failure to comply with this Agreement or the Surviving Provisions.
5.Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each of the Parties.
6.Specific Performance. Notwithstanding anything contained herein to the contrary, each Party to this Agreement acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each Party to this Agreement agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity.

7.No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of the Parties hereto, the ADA Releasees and the ECP/ACS Releasees and their respective successors or permitted assigns, and it is not the intention of the Parties to confer third-party beneficiary rights upon any other person.
8.No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any Party hereto without the prior written consent of the other Parties hereto and any attempt to do so will be void, except (i) for assignments and transfers by operation of law, (ii) a Party may assign any or all of its rights, interests and obligations hereunder to a wholly-owned Subsidiary, provided that any such Subsidiary agrees in writing to be bound by all of the terms, conditions and provisions contained herein, but no such assignment referred to in clause (ii) shall relieve such Party of its obligations hereunder and (iii) the AC Venture Defendants and the ECP Defendants may assign this Agreement in connection with any significant strategic transaction involving ACS. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the Parties hereto and their respective successors and assigns.
9.Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.
10.Mutual Drafting. The Parties are sophisticated and have been represented by attorneys throughout the transactions contemplated hereby who have carefully negotiated the provisions hereof. As a consequence, the Parties do not intend that the presumptions of laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to this Agreement or any agreement or instrument executed in connection herewith, and therefore waive their effects.
11.Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to the conflicts of laws principles (whether of the State of Delaware or otherwise) that would result in the application of the laws of any other jurisdiction.
12.Consent to Jurisdiction and Service of Process; Appointment of Agent for Service of Process. EACH PARTY TO THIS AGREEMENT HEREBY CONSENTS TO THE JURISDICTION OF ANY UNITED STATES DISTRICT COURT OR THE STATE COURTS OF DELAWARE LOCATED IN WILMINGTON, DELAWARE AND IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER SUCH ACTIONS OR PROCEEDINGS ARE BASED IN STATUTE, TORT, CONTRACT OR OTHERWISE), SHALL BE LITIGATED IN SUCH COURTS. EACH PARTY (1) CONSENTS TO SUBMIT ITSELF TO THE PERSONAL JURISDICTION OF SUCH COURTS FOR SUCH ACTIONS OR PROCEEDINGS, (2) AGREES THAT IT WILL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT AND (3) AGREES THAT IT WILL NOT BRING ANY SUCH ACTION OR PROCEEDING IN ANY COURT OTHER THAN SUCH COURTS. EACH PARTY ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE AND IRREVOCABLE JURISDICTION AND VENUE OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY NON-APPEALABLE JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH ACTIONS OR PROCEEDINGS. A COPY OF ANY SERVICE OF PROCESS SERVED UPON THE PARTIES SHALL BE MAILED BY REGISTERED MAIL TO THE RESPECTIVE PARTY EXCEPT THAT, UNLESS OTHERWISE PROVIDED BY APPLICABLE LAW, ANY FAILURE TO MAIL SUCH COPY SHALL NOT AFFECT THE VALIDITY OF SERVICE OF PROCESS. IF ANY AGENT APPOINTED BY A PARTY REFUSES TO ACCEPT

SERVICE, EACH PARTY AGREES THAT SERVICE UPON THE APPROPRIATE PARTY BY REGISTERED MAIL SHALL CONSTITUTE SUFFICIENT SERVICE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
13.Waiver of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS SETTLEMENT AGREEMENT OR ANY DEALINGS AMONG THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. EACH PARTY ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF ANY OF THE OTHER PARTIES. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A SETTLEMENT, THAT EACH HAS ALREADY RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THAT EACH WILL CONTINUE TO RELY ON THE WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH PARTY FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTION CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
14.Counterparts. This Agreement may be executed in any number of counterparts, any of which may be delivered via facsimile or PDF, each of which will be deemed an original, but all of which together will constitute one and the same instrument.
15.Entire Agreement. This Agreement and the Indemnity Settlement Agreement constitutes the entire agreement between all of the Parties with regard to the matters set forth herein. Except as explicitly set forth in this Agreement or the Indemnity Settlement Agreement, there are no representations, warranties, or inducements, whether oral, written, express or implied, that in any way affect or condition the validity of this Agreement or alter its terms.
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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by a duly authorized signature of each Party as of the date first above written.

ADVANCED EMISSIONS SOLUTIONS, INC.		ADA ENVIRONMENTAL SOLUTIONS, LLC

By:	/s/ Ted Sanders	By:	/s/ Ted Sanders
Name:	Ted Sanders	Name:	Ted Sanders
Title:	General Counsel	Title:	General Counsel

ADA-ES, INC.

By:	/s/ Ted Sanders
Name:	Ted Sanders
Title:	Corporate Secretary

ENERGY CAPITAL PARTNERS LLC

By:	/s/ Christopher M. Leininger
Name:	Christopher M. Leininger
Title:	Managing Director

ENERGY CAPITAL PARTNERS I, LP		ENERGY CAPITAL PARTNERS I (CROWFOOT IP), LP

By:	Energy Capital Partners GP I, LLC, its general partner	By:	Energy Capital Partners GP I, LLC, its general partner

By:	Energy Capital Partners LLC, its managing member	By:	Energy Capital Partners LLC, its managing member

By:	/s/ Christopher M. Leininger	By:	/s/ Christopher M. Leininger
Name:		Name:
Title:		Title:

ENERGY CAPITAL PARTNERS I-A, LP		ENERGY CAPITAL PARTNERS I-B IP, LP

By:	Energy Capital Partners GP I, LLC, its general partner	By:	Energy Capital Partners GP I, LLC, its general partner

By:	Energy Capital Partners LLC, its managing member	By:	Energy Capital Partners LLC, its managing member

By:	/s/ Christopher M. Leininger	By:	/s/ Christopher M. Leininger
Name:		Name:
Title:		Title:

ADA CARBON SOLUTIONS, LLC		ADA CARBON SOLUTIONS (RED RIVER), LLC

By:	/s/ Peter O. Hansen	By:	/s/ Peter O. Hansen
Name:	Peter O. Hansen	Name:	Peter O. Hansen
Title:	General Counsel	Title:	General Counsel

CROWFOOT SUPPLY COMPANY, LLC		FIVE FORKS MINING, LLC

By:	ADA Carbon Solutions (Operations), LLC, its sole member	By:	ADA Carbon Solutions (Operations), LLC, its sole member

By:	/s/ Peter O. Hansen	By:	/s/ Peter O. Hansen
Name:	Peter O. Hansen	Name:	Peter O. Hansen
Title:	General Counsel	Title:	General Counsel